UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

KeyCorp	KeyCorp Capital IX
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its Charter)

Ohio	34-6542451	Delaware	20-7143490
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306	c/o KeyCorp 127 Public Square Cleveland, Ohio 44114-1306
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Trust Preferred Securities of KeyCorp Capital IX Junior Subordinated Debentures of KeyCorp* KeyCorp Guarantee with respect to Trust Preferred Securities of KeyCorp Capital IX*	New York Stock Exchange, Inc. New York Stock Exchange, Inc.* New York Stock Exchange, Inc.*

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this Form relates: 333-134937 and 333-134937-02

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Not for trading, but only in connection with the registration of the Trust Preferred Securities

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to Be Registered.

The title of the class of securities to be registered hereunder is “6.750% Enhanced Trust Preferred Securities” (the “Trust Preferred Securities”). The Trust Preferred Securities will be issued by KeyCorp Capital IX and guaranteed by KeyCorp (“KeyCorp”) to the extent set forth in the form of guarantee (the “Guarantee”) and certain other documents of KeyCorp. A description of the Trust Preferred Securities is set forth in the Registration Statement on Form S-3 (File Nos. 333 -134937 and 333-134937-02), filed with the Securities and Exchange Commission (the “Commission”), as thereby amended (as amended, the “Registration Statement”) and in the Prospectus Supplement relating thereto dated November 16, 2006 and filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), under the captions “KeyCorp Capital IX”, “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debentures” and “Description of the Guarantee”, which descriptions are hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrants as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been incorporated by reference into this registration statement filed with the Commission.

Exhibit No.	Description

4.1	Certificate of Trust of KeyCorp Capital IX (Incorporated by reference to Exhibit 4(p) to the Registrants’ Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, as filed with the Commission on November 15, 2006).

4.2	Trust Agreement of KeyCorp Capital IX (Incorporated by reference to Exhibit 4(q) to the Registrants’ Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, as filed with the Commission on November 15, 2006).

4.3	Amended and Restated Trust Agreement, dated November 21, 2006, by and among KeyCorp, Deutsche Bank Trust Company Americas, as Property Trustee, Deutsche Bank Trust Company Delaware, as Delaware Trustee and the Administrative Trustees named therein (Incorporated by reference to Exhibit 4.2 to KeyCorp’s Current Report on Form 8-K, as filed with the Commission on November 21, 2006).

4.4	Guarantee Agreement, dated November 21, 2006, between KeyCorp and Deutsche Bank Trust Company Americas, as Guarantee Trustee (Incorporated by reference to Exhibit 4.5 to KeyCorp’s Current Report on Form 8-K, as filed with the Commission on November 21, 2006).

4.5	Junior Subordinated Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust Company, as trustee (Incorporated by reference to Exhibit 4(a) to KeyCorp’s Registration Statement on Form S-4, Commission Nos. 333-19151 and 333-19151-01, as filed with the Commission on January 28, 1997).

4.6	Fourth Supplemental Indenture to Junior Subordinated Indenture, dated November 21, 2006, between KeyCorp and Deutsche Bank Trust Company Americas, as indenture trustee (Incorporated by reference to Exhibit 4.1 to KeyCorp’s Current Report on Form 8-K, as filed with the Commission on November 21, 2006).

4.7	Form of Trust Preferred Security Certificate (Included as part of Exhibit 4.3 above).

4.8	Form of Junior Subordinated Debentures (Included as part of Exhibit 4.6 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: November 21, 2006

KEYCORP

By:	/s/ Daniel R. Stolzer
Name:	Daniel R. Stolzer
Title:	Vice President and Deputy General Counsel

KEYCORP CAPITAL IX

By:	KEYCORP, as Depositor

By:	/s/ Daniel R. Stolzer
Name:	Daniel R. Stolzer
Title:	Vice President and Deputy General Counsel